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                                                                EXHIBIT 99(c)(1)

                                                      EXHIBIT A


GRIFFIN ANNOUNCES LETTER OF INTENT TO SELL WHOLESALE CENTERS OF NURSERY
BUSINESS

      NEW YORK, NEW YORK (OCTOBER 25, 2000) Griffin Land & Nurseries, Inc. ("Griffin") announced today that it had entered into a letter of intent with Shemin Nurseries, Inc. ("Shemin") providing for the acquisition by Shemin of the wholesale sales and service center operation of Imperial Nurseries, Inc. ("Imperial"), Griffin's subsidiary in the landscape nursery business. The letter of intent provides for Griffin to obtain an ownership interest and representation in Shemin's continuing combined business and for Griffin to receive a cash payment which exceeds Griffin's investment in Imperial's sales and service center operation. Substantially all of the employees of Imperial's sales and service center operation are to become employees of Shemin. Imperial's landscape nursery growing operations will not be affected by this transaction. The completion of this transaction is subject to a number of contingencies, including mutual due diligence, anti-trust clearance, financing and the execution of a definitive agreement.

      Griffin operates landscape nursery and real estate businesses and has a 35% equity investment in Centaur Communications, Ltd., a privately held publisher in the United Kingdom. The common stock is traded under the symbol GRIF on the Nasdaq National Market.

            FORWARD-LOOKING STATEMENTS:

            THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALTHOUGH GRIFFIN BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED, PARTICULARLY WITH RESPECT TO COMPLETION OF THE SALE OF THE SALES AND SERVICE CENTER OPERATION OF IMPERIAL. THE PROJECTED INFORMATION DISCLOSED HEREIN IS BASED ON ASSUMPTIONS AND ESTIMATES THAT, WHILE CONSIDERED REASONABLE BY GRIFFIN AS OF THE DATE HEREOF, ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE AND REGULATORY UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF GRIFFIN.